Exhibit 99.1

VIRGINIA HENKELS TO JOIN VIAD CORP BOARD OF DIRECTORS

PHOENIX, November 30, 2017 - Viad Corp (NYSE:VVI) today announced the appointment of Virginia “Ginnie” Henkels as an independent director of the Company’s Board of Directors, effective November 29, 2017.  Henkels has also been appointed to serve as a member of the Board’s Audit Committee.

Henkels, age 49, was formerly Executive Vice President, Chief Financial Officer and Treasurer of Swift Transportation Company, a $4 billion publicly traded transportation services company. She has more than 20 years of experience with Fortune 1000 companies with broad functional responsibilities in finance and accounting.  Prior to joining Swift Transportation Company in 2004, Henkels held several finance and accounting leadership positions at Honeywell International, Inc., a worldwide diversified technology and manufacturing leader, including Worldwide Revenue Chain and Finance Six Sigma Leader, and Director of Financial Planning and Analysis for Honeywell International's Industry Solutions division.

Richard H. Dozer, chairman of Viad, said, “We are delighted to welcome Ginnie to the Viad Board of Directors.  She brings extensive public company experience in the areas of finance, accounting, treasury, and mergers and acquisitions, as well as deep knowledge of the capital markets and strategic planning.  We are confident that she will be an invaluable resource as Viad continues to execute on its growth strategy and we look forward to benefiting from her insights.”

Henkels earned a Bachelor of Science degree in Business Administration in 1990 from the University of Arizona and a Master of Business Administration degree from Arizona State University in 1993.  She also serves on the Board of LCI Industries.

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About Viad

Viad (NYSE: VVI) generates revenue and shareholder value through its two business units: GES and Pursuit. GES is a global, full-service live events company offering a comprehensive range of services to the world's leading brands and event organizers. Pursuit is a collection of iconic travel experiences in Alaska, Montana and Western Canada that showcase the best of Banff, Jasper, Waterton Lakes, Glacier, Denali and Kenai Fjords national parks. Viad is an S&P SmallCap 600 company. For more information about Viad, visit the company's Web site at www.viad.com.  For more information about Pursuit’s collection of experiences, visit www.pursuitcollection.com.

Contacts:

Sajid Daudi or Carrie Long

Investor Relations

(602) 207-2681

ir@viad.com

Forward-Looking Statements

As provided by the safe harbor provision under the Private Securities Litigation Reform Act of 1995, Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new or renewal business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad’s businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, acquisitions, capital allocations, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including terrorist activities or war, a pandemic health crisis and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad’s annual and quarterly reports filed with the Securities and Exchange Commission.

Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

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